EXHIBIT 10.8

June 2, 2025

CONFIDENTIAL

BrookLy, Inc. dba Dynamic Aerospace Systems Corporation

Attention: Kent Wilson, CEO

10101 S. Roberts Road

Suite, 209

Palos Hill, IL 60465

Dear Mr. Wilson:

The purpose of this financial advisor agreement (this “Agreement”) is to confirm the engagement of A.G.P./Alliance Global Partners (“A.G.P.”) by Dynamic Aerospace Systems Corporation (the “Company”) to render Financial Services (as defined below) to the Company.

1. Services. During the term of this Agreement, A.G.P. shall, on an exclusive basis, provide advice to, and consult with, the Company concerning the Company’s offer or sale of securities in any previous or subsequent private and public equity or debt financing, and such other, similar matters as the parties may mutually agree (collectively, the “Financial Services”). The Financial Services shall be provided to the Company in such form, manner and place as the parties mutually agree. Examples of such financial services may include, without limitation:

i.	providing introductions to or strategic advice with respect to potential investors or other sources of capital to finance the Company’s business objectives;

ii.	providing other general corporate finance or strategic financial consultancy services as required by the Company;

iii.

providing consultancy services in connection with capital raising, recapitalization, uplisting to a National Exchange or restructuring by the Company, including, raising capital by means of senior secured debt, unsecured or subordinated debt, preferred stock or common equity;

iv.	additional services incidental to the above, as directed by the Company.

2. Term. The term of this Agreement shall be a period commencing on the date of this Agreement and continue for a period of twelve (12) months (the “Initial Term”). Upon conclusion of the Initial Term (or any Renewal Term), all provisions of this Agreement will, subject to written agreement of the Parties, renew for a successive twelve (12) month period (each, a “Renewal Term”) (the Initial Term together with any Renewal Term shall be referred to as the “Term”).

3. Compensation.

A. In consideration of A.G.P.’s entering into this Agreement, as compensation, for the Financial Services, the Company shall pay to A.G.P. a cash fee (the “Cash Fee”) equal to 10.00% of the aggregate gross proceeds raised in any offering of the Company’s securities (the “Offering”). The Cash Fee shall be paid at the closing of the Offering (the “Closing”) and payable to A.G.P. by wire-transfer of funds to A.G.P.’s account indicated in Exhibit A of this letter; provided that such amount shall be reduced as necessary to comply with the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”). The Company also agrees to reimburse A.G.P. for reasonable accountable legal expenses incurred by A.G.P. in connection with each such transaction up to the amount of $10,000, as well as non-accountable expenses (the “NAE”). The NAE shall not exceed $40,000.

590 Madison Avenue, 36th Floor, New York, NY 10022, 212-624-2060

Member FINRA, SIPC

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B. In consideration of A.G.P.’s entering into this Agreement, the Company shall issue to A.G.P. a warrant fee (the “Warrant Fee”) equal to 1,600,000 warrants to purchase shares of common stock of the Company subject to the following terms:

a.	The exercise price of 400,000 warrants shall be $0.70 per fully paid share of common stock.

b.	The exercise price of 400,000 warrants shall be $1.00 per fully paid share of common stock.

c.	The exercise price of 400,000 warrants shall be $1.30 per fully paid share of common stock.

d.	The exercise price of 400,000 warrants shall be $1.60 per fully paid share of common stock.

The warrants shall be registered and are exercisable at any time for two (2) years.

All warrants will be subject to customary anti-dilution protection. For avoidance of doubt, if there is a change in the number of underlying securities in the Company (as a result of a restructuring, stock split or similar event and not related to a new issuance of securities at a price less than the exercise price of the warrants), the warrants (and the related exercise price) will be adjusted accordingly to reflect the change in the securities of the Company.

Should any of the warrants trade at a price that is $0.75 or more over their exercise price for a period of 20 consecutive trading days, the Company shall be permitted to serve a put notice on such warrant holders. On receipt of such put notice, the warrant holders shall have 20 business days to exercise such warrants.

4. Termination. Notwithstanding the above, either party may unilaterally terminate this Term Sheet at any time upon thirty (30) days written notice to the other party.

For the avoidance of doubt, any termination shall not affect the obligation to issue the warrants described above or make any payment, including fees and expenses, that has become due and payable pursuant to the terms of this Agreement as of the date of termination.

5. Indemnity.

A. In connection with the Company’s engagement of A.G.P., the Company hereby agrees to indemnify and hold harmless A.G.P. and its affiliates, and the respective controlling persons, directors, officers, members, shareholders, agents and employees of any of the foregoing (collectively the “Indemnified Persons”), from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including the reasonable fees and expenses of counsel), as incurred, (collectively a “Claim”), that are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with the Company’s engagement of A.G.P., or (B) otherwise relate to or arise out of A.G.P.’ engagement, and the Company shall reimburse any Indemnified Person for all expenses (including the reasonable fees and expenses of counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. The Company will not, however, be responsible for any Claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of any person seeking indemnification for such Claim. The Company further agrees that no Indemnified Person shall have any liability to the Company for or in connection with the Company’s engagement of A.G.P. except for any Claim incurred by the Company as a result of such Indemnified Person’s gross negligence or willful misconduct.

B. The Company further agrees that it will not, without the prior written consent of A.G.P., settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person from any and all liability arising out of such Claim.

590 Madison Avenue, 36th Floor, New York, NY 10022, 212-624-2060

Member FINRA, SIPC

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C. Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify the Company in writing of such complaint or of such assertion or institution but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses. If the Company so elects or is requested by such Indemnified Person, the Company will assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of the fees and expenses of such counsel. In the event, however, that legal counsel to such Indemnified Person reasonably determines that having common counsel would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and the Company, and legal counsel to such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to the Company, then such Indemnified Person may employ its own separate counsel to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if the Company fails timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Person shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by the Company therefor, including without limitation, for the reasonable fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof. In addition, with respect to any Claim in which the Company assumes the defense, the Indemnified Person shall have the right to participate in such Claim and to retain his, her or its own counsel therefor at his, her or its own expense.

D. The Company agrees that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason then (whether or not A.G.P. is the Indemnified Person), the Company and A.G.P. shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and A.G.P. on the other, in connection with A.G.P.’ engagement referred to above, subject to the limitation that in no event shall the amount of A.G.P.’s contribution to such Claim exceed the amount of fees actually received by A.G.P. from the Company pursuant to A.G.P.’ engagement. The Company hereby agrees that the relative benefits to the Company, on the one hand, and A.G.P. on the other, with respect to A.G.P.’ engagement shall be deemed to be in the same proportion as (a) any value paid or proposed to be paid or received by the Company or its stockholders as the case may be to (b) the fee paid or proposed to be paid to A.G.P. in connection with such engagement.

6. Limitation of Engagement to the Company. The Company acknowledges that A.G.P. has been retained only by the Company, that A.G.P. is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of A.G.P. is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against A.G.P. or any of its affiliates, or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”) or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), employees or agents. Unless otherwise expressly agreed in writing by A.G.P., no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of A.G.P., and no one other than the Company is intended to be a beneficiary of this Agreement. The Company acknowledges that any recommendation or advice, written or oral, given by A.G.P. to the Company in connection with A.G.P.’s engagement is intended solely for the benefit and use of the Company’s management and directors, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose. A.G.P. shall not have the authority to make any commitment binding on the Company. The Company agrees that A.G.P. will be entitled to rely on the representation, warranties, agreements and covenants of the Company contained in any purchase agreement and related transaction documents as if such representations, warranties, agreements and covenants were made directly to A.G.P. by the Company.

7. Limitation of A.G.P.’ Liability to the Company. A.G.P. and the Company further agree that neither A.G.P. nor any of its affiliates or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the Financial Services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by A.G.P. and that are finally judicially determined to have resulted solely from the gross negligence or willful misconduct of A.G.P.

590 Madison Avenue, 36th Floor, New York, NY 10022, 212-624-2060

Member FINRA, SIPC

3

8. Amendment. No amendment to this Agreement shall be valid unless such amendment is in writing and is signed by authorized representatives of all the parties to this Agreement.

9. Waiver. Any of the terms and conditions of this Agreement may be waived at any time and from time to time in writing by the party entitled to the benefit thereof, but a waiver in one instance shall not be deemed to constitute a waiver in any other instance. A failure to enforce any provision of this Agreement shall not operate as a waiver of this provision or of any other provision hereof.

10. Severability. In the event that any provision of this Agreement shall be held to be invalid, illegal, or unenforceable in any circumstances, the remaining provisions shall nevertheless remain in full force and effect and shall be construed as if the unenforceable portion or portions were deleted.

11. Governing Law. This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein, and without regard to the conflict of laws principles therein. Any disputes that arise under this Agreement, even after the termination of this Agreement, will be heard only in the state or federal courts located in the County of New York, State of New York. The parties hereto expressly agree to submit themselves exclusively to the jurisdiction of the foregoing courts in the County of New York, State of New York. The parties hereto expressly waive any rights they may have to contest the jurisdiction, venue or authority of any court sitting in the County and State of New York. In the event of the bringing of any action, or suit by a party hereto against the other party hereto, arising out of or relating to this Agreement, the party in whose favor the final judgment or award shall be entered shall be entitled to have and recover from the other party the costs and expenses incurred in connection therewith, including its reasonable attorneys’ fees. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS, SCHEDULES, AND APPENDICES ATTACHED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12. Counterparts; Facsimile. This agreement may be executed in any number of counterparts, each of which may be deemed an original and all of which together will constitute one and the same instrument. A pdf or facsimile signature of any party shall be considered to have the same binding legal effect as an original signature.

13. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the Financial Services and supersedes any and all prior or contemporaneous written or oral agreements relating to any Financial Services. Neither party is relying on any agreement, representation, warranty, or other understanding not expressly stated herein with respect to the Financial Services.

[Signature Page Follows]

590 Madison Avenue, 36th Floor, New York, NY 10022, 212-624-2060

Member FINRA, SIPC

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In acknowledgment that the foregoing correctly sets forth the understanding reached by A.G.P. and the Company, please sign and return to us one copy of this engagement letter. This engagement letter may be executed in counterparts (including facsimile or .pdf counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Yours truly,

A.G.P./ALLIANCE GLOBAL PARTNERS

By:	/s/ Thomas J. Higgins
Name:	Thomas J. Higgins
Title:	Managing Director

Accepted and agreed to as of the date first written above:

Dynamic Aerospace Systems Corporation

By:	/s/ Kent Wilson
Name:	Kent Wilson
Title:	Chief Executive Officer

[Signature Page to the Financial Advisor Agreement Dynamic Aerospace Systems Corporation]

590 Madison Avenue, 36th Floor, New York, NY 10022, 212-624-2060

Member FINRA, SIPC

5

Exhibit A

Wire Instructions

Bank Name:	Chase
Bank Address:	45 Wall Street New York, NY 10005
Bank Phone Number:	212-495-1085
ABA Number:	021000021 (For U.S. Domestic Wires)
SWIFT:	CHASUS33 (For International Wires)
Account Number:	306900777
Beneficiary Name:	A.G.P. / Alliance Global Partners Corp.
Beneficiary Address:	590 Madison Avenue, 28th Floor New York, NY 10022

590 Madison Avenue, 36th Floor, New York, NY 10022, 212-624-2060

Member FINRA, SIPC

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